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                                                                   Exhibit 23.01



                 Consent of Ernst & Young, Independent Auditors


We consent to the incorporation by reference in the registration statements of Internet Commerce & Communications, Inc. (S-3: No. 333-42100, S-4: No. 333-37762, S-3: No. 333-35900, S-3: No. 333-95185, S-8: No. 333-30198,
Post-effective amendment to Form S-1 on Form S-3: No. 333-52731, S-3: No. 333-70613) and in the related prospectuses of our report dated March 30, 2000, with respect to the consolidated financial statements and schedule of Internet Commerce & Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                            /s/ ERNST & YOUNG LLP

Denver, Colorado
March 30, 2001